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     Strategic Support Services for Participants in the Post-Restructuring
                               Electric Industry

                  "Real-Time Optimization and Market Modeling"

Introduction:

Policy Analysis Corporation (PAC) and Perot Systems Corporation (PSC) have teamed to assist companies (electric utilities, energy service providers, power marketers, etc.)who must leam to operate in the restructured electric industry. Companies operating in this market will face considerable uncertainty as they enter this new phase. California is just at the start of the process of deregulating its electric industry. The industry structure as of 1/1/98 will not be the final, steady-state structure. The market's rules as well as the participants in the market will evolve over time. Consequently, the nature of the challenges these companies face will continue to change over time, as will the learning process.

Experience in other markets (U.K. Electric Pool, U.S. airlines, U.S. gas industry, U.S. telecommunications industry) shows that deregulation and the accompanying restructuring of these industries proceeds in phases. We expect that the deregulation of the electric energy market will follow a similar path.

Roughly the steps in the de-regulation path are:

1. Transition from a regulated market to a structured market (vertical utilities are unbundled and market entities such as Power Exchanges and Independent System Operators (PX/ISO) are created)

2. Further accelerated deregulation of the market due to economic and political pressure

3. System divestiture (further efforts to move generation, transmission, distribution, and energy-marketing into separate companies)

4.   Strategic and tactical maneuvering by the participants in the market

5. Reregulation to control market behavior as reality deviates from theoretical expectations

6. Massive consolidation of market participants through mergers and acquisitions

Experience indicates that the process should take five to six years from start to finish.

Throughout each of the above phases, the participants in the electric market will be presented with different threats and opportunities. A company must anticipate these changes and position itself properly for each phase if it is to survive, let alone prosper. This "prediction" requires an understanding of the way the market will operate in each phase and the likely actions of its competition. PAC and PSC bring together unique capabilities to help a company consider its position within each stage of deregulation and to develop strategies for operating successfully.

PAC's study of the deregulation process in many industries and several countries has led to the development of a model that simulates the dynamics of deregulation and which has been used to predict accurately market behavior through the various phases of deregulation. PAC is actively engaged in studies of the deregulation of the electric utility industry in the U.S., which analysis has provided insights into the likely opportunities and threats that will occur in many states, including California.

PAC's model possesses analytical capabilities and uses beyond that of simulating the behavior of the market on a macro-level. It can also be used to assess the competitive position of an individual company in these markets and to develop strategies for that company. The model can then serve to evaluate the return and risk associated within each of a possible range of "gaming" strategies which a company may wish to consider in deciding on its market position.

Important lessons can be drawn from these theoretical studies, the "what if?" capabilities delivered by these tools and, from the actual market experience:

o A company must develop its operating strategies taking into account the range of strategies available to it as well as its Competitors. It must seek to balance return with risk.

o A company must change its mind-set from operating "optimally" as a stand-alone entity. This leads to predictable behavior and gives competitors information that they can use to devise strategies to improve their return at the expense of the company.

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Illustrating the above statements, we can examine the behavior of generators bidding into the U.K. Pool. The generators employ bidding strategies to earn returns that balance associated risks while considering the likely range of bids by the other participants. For example, the U.K. generators do not simply bid their true costs and availabilities. Examining the behavior of the participants in the U.K. Pool and other electricity markets, one can derive insights that will be useful in devising strategies for participants in the U.S. electricity market.

California Electricity Market:

Experience in other deregulated electricity markets combined with simulation models of these markets are useful for gaining insights which may suggest strategies for companies operating in California. However, the restructured market in California differs from other markets in several important respects, therefore, these experiences must be customized to address California's unique requirements

A thorough examination of the protocols that govern the California ISO/PX is the first step in devising strategies that balance returns with associated risks. These descriptions of these rules are in the public domain. PSC has an excellent foundation for this work since it has been intensively studying the business protocols that govern the ISO and PX and understands how these components of the market interact.

To illustrate this point, the California market design is based on two theoretical models; a simple supply curve/demand curve economic model of a market with a single commodity and a simple non-repeated auction for a single commodity. Theory shows that for such a simple market in which each participant is relatively small, that the optimal strategy is to bid its "true cost." However, even a cursory review of the protocols shows that the actual California market structure deviates significantly from its theoretical underpinnings.

The California electric market actually consists of several markets that interact in complex ways:

o    A progression of forward and spot markets

     -- Day-ahead forward markets, hour-ahead forward markets, and real-time spot markets

o    Markets for different commodities run by several different parties

     --   Forward energy markets run by the PX

     --   Forward energy markets run by other Scheduling Coordinators (SCs)

     --   Real-time imbalance energy market run by the ISO

     --   Forward transmission markets run by the ISO

     --   Markets for ancillary services such as reserves run by the ISO

     -- Ability to opt out of the ISO ancillary service markets through self-provision of ancillary services.

These are also not one-time auctions, rather these markets are frequently repeated (daily or hourly). All of these factors will significantly affect a participant's best strategy.

A participant in the California energy market will therefore face several high-level strategic decisions. These include:

o Whether to buy and sell energy in the PX forward energy markets or in some other SC's forward energy markets?

o How to balance risk due to uncertainty in its forecasts of demands and market prices by bidding into the day- ahead market vs. the hour-ahead markets?

o Where and how to bid a generator's capacity (the same capacity could be used for several mutually exclusive purposes, e.g. to sell energy into an energy market, to sell one or more ancillary services to the ISO's ancillary services markets, to self-provide ancillary service requirements)?.

PAC & PSC's "Real-time Optimization and Market Modeling" Service Offering is:



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Comprehensive services covering:

o    Review & Analysis of the California market ISO/PX business protocols

o    Assessing competitive positions

o    Developing and simulating strategies

o    Monitoring and tracking market behavior

We will first review the ISO and PX protocols on a very detailed level to find the opportunities available to a participant, as well as to identify the risks to which they may be exposed. Based on this review, we will then work with the participant to identify potential strategies that it may choose to use as well as the strategies which its competitors may use against it. For example, our initial evaluation of the published protocols for the real-time energy market indicates that the behavior of this market may potentially expose a large net buyer of energy to substantial risk. We would aid such a participant in developing its strategies to detect and guard against such occurrences.

Reviewing the protocols provides the basic foundation for developing a range of potential strategies. Developing workable strategies requires the further ability to perform detailed "what if?" simulations of the market's response as well as the ability to examine other participants' responses to these strategies. PAC's simulation models provide the foundation for this effort. PSC and PAC will work with the participant to refine the candidate's strategies using the simulation tools to determine its optimal strategies for the California market.

To continue to refine and adjust strategies to market conditions, participants must monitor and evaluate the behavior of the markets. Participants will be able to take advantage of the information available and published by the ISO and PX, but they should also assimilate and analyze the valuable information arising from its own experience in structuring appropriate bids and tracking which are accepted and rejected. By evaluating this information, a participant will determine whether other participants' strategies are damaging its economic position and can develop the insights to counter such harmful actions by others in a timely fashion. We would work with the participant to implement such a monitoring effort.